Exhibit 99.1

FOR IMMEDIATE RELEASE

BED BATH & BEYOND ANNOUNCES $850 MILLION

ASSET-BASED REVOLVING CREDIT FACILITY

Strengthens Liquidity and Long-Term Financial Position

Company Now Expects Nearly All Stores to Re-Open by July 2020

BOPIS and Contactless Services Extended to Vast Majority of Stores

UNION, New Jersey – June 22, 2020 — Bed Bath & Beyond Inc. (Nasdaq: BBBY) today announced it has further strengthened its liquidity position by executing an $850 million three-year secured asset-based revolving credit facility (ABL Facility) with a syndicate of banks. The ABL Facility expires in June 2023 and replaces the Company’s existing unsecured revolving credit facility allowing for borrowings up to $250 million.

Gustavo Arnal, Chief Financial Officer & Treasurer stated, “An important focus as we transform our Company is to ensure liquidity and to improve cash flow generation. The Company went into the COVID-19 pandemic with a healthy cash position. This new ABL facility, in combination with actions being taken to drive cash flow, are enabling a more robust balance sheet.”

Enhanced Liquidity Position

The unparalleled challenge of the COVID-19 pandemic has significantly impacted the Company’s operations during its fiscal 2020 first quarter, which commenced on March 1, 2020. To reduce the anticipated impact and business disruption, including loss of sales due to store closures and margin pressure from the significant channel shift to digital, the Company has proactively taken steps to strengthen its financial position and liquidity. These actions have involved, among other things, tightly controlling expenses, working capital, and capital expenditures; drawing down the remaining available funds from its existing unsecured revolving credit facility; furloughing the majority of store associates and a portion of corporate associates; extending payment terms for goods and services and rent; suspending plans for share repurchases, dividend payments and debt reduction; and postponing $150 million of planned capital expenditures.

Store Re-Opening Update

Bed Bath & Beyond’s COVID-19 response has also included aggressive and thoughtful steps to safeguard its people and communities while continuing to serve customers. During this time, the Company has rapidly evolved to meet the changing needs of its customers by leveraging its omni-channel network and accelerating the introduction of Buy-Online-Pickup-In Store (BOPIS) and contactless Curbside Pickup services. These new services helped support the significant increase in demand across the Company’s digital channels while the majority of stores remained closed.

In late May 2020, the Company began taking measured steps to re-open stores to the public, including the launch of a Store Safety Plan to help ensure customers can shop in its stores confidently. In recent weeks, the pace of store re-openings has accelerated in line with changing local and state regulations, market data and the wider retail landscape. The Company expects approximately 95% of its total store fleet to re-open by the end of this week and nearly all stores to re-open by July 2020, subject to state and local regulations. Additionally, BOPIS and contactless Curbside Pickup services will be expanded to cover the vast majority of stores.

Mark Tritton, President & CEO said, “We have been delighted to welcome our customers back as we re-opened hundreds of stores in the last few weeks. At the same time, we are pleased with the response from our loyal customers to our new BOPIS and contactless Curbside Pickup shopping experience. These are important, targeted investments that strengthen our service offering and competitive position for the long term.

“While the impact of the COVID-19 situation has been felt across our business, we have taken measured, purposeful steps to maintain our financial flexibility. We ended our fiscal 2020 first quarter with approximately $1.2 billion in cash and investments, and we now have access to additional liquidity through our new ABL facility.”

About Bed Bath & Beyond Inc.

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of domestic merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company’s progress and anticipated progress towards its long-term objectives and the success of its plans in response to the novel coronavirus (COVID-19), as well as the status of its future liquidity and financial condition. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; risks associated with COVID-19 and the governmental responses to it, including its impacts across the Company’s businesses on demand and operations, as well as on the operations of the Company’s suppliers and other business partners, and the effectiveness of the Company’s actions taken in response to these risks; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, and other factors such as natural disasters, such as pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to effectively and timely adjust the Company’s plans in the face of the rapidly changing retail and economic environment, including in response to the COVID-19 pandemic; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for its business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; and foreign currency exchange rate fluctuations. The Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

INVESTOR CONTACT: Janet M. Barth, (908) 613-5820 OR IR@bedbath.com

MEDIA CONTACT: Dominic Pendry, (347) 604-0381 or dominic.pendry@bedbath.com